                     Identix Proprietary and Confidential

                                                                   Exhibit 10.29
                                                                   -------------
                                                            Identix Incorporated
                                                            --------------------

              DEVELOPMENT, SUPPORT AND INDEMNIFICATION AGREEMENT
              --------------------------------------------------

     This Development, Support and Indemnification Agreement (this "Agreement") is entered into as of July 1, 2000 by and between International Technology Concepts, Inc., a California corporation ("IT Concepts") and Identix Incorporated, a Delaware corporation ("Identix").

     WHEREAS, IT Concepts, Identix and Identicator Technology, Inc., a wholly-owned subsidiary of Identix ("Identicator Technology") are parties to a Development, Support and Indemnification Agreement dated as of June 30, 1999 (the "First Agreement") pursuant to which IT Concepts agreed to provide certain research, development and support services to Identix and Identicator Technology at prices and other consideration set forth in the First Agreement;

     WHEREAS, the research, development and support services provided by IT Concepts under the First Agreement are primarily directed at developing hardware and software solutions for the IT security market;

     WHEREAS, IT Concepts and Identix now desire to enter into a separate agreement pursuant to which IT Concepts will provide Identix with research, development and support services primarily directed at developing hardware and software solutions for the Identix Imaging Division;

     NOW THEREFORE, in consideration of the collective promises and covenants set forth herein, IT Concepts and Identix agree as follows:

     1.   Definitions:  As used in this Agreement:
          ------------

          (a) "Biometric Business" means the business of designing, developing, manufacturing and marketing biometric technologies for the electronic capture or comparison of fingerprints, facial and other unique physical characteristics for identification, verification or security purposes.

          (b) "Confidential Information" means information disclosed to IT Concepts or its employees or consultants as a consequence of or through performance of services for Identix, or their affiliates, whether or not related to IT Concept's specific work under this Agreement. Confidential Information includes, but is not limited to, all information related to any aspect of the business, technology or affairs of Identix which is either information not known by actual or potential competitors of Identix or is proprietary information of Identix whether of a technical nature or otherwise. Confidential Information includes ideas, designs, circuits, schematics, formulas, algorithms, trade secrets, works of authorship, mask works, developmental or experimental work, processes, techniques, Inventions, know-how, data, financial information and forecasts, product plans, marketing plans and strategies, and customer lists. Information shall be considered, for purposes of this Agreement, to be Confidential Information if not know by the
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                     Identix Proprietary and Confidential

trade generally, even though such information has been disclosed to one or more third parties pursuant to distribution agreements, joint research agreements or other agreements entered into by Identix or any of their affiliates. For the purposes of this Agreement, information shall not be considered confidential to the extent that such information is or becomes, through no fault of IT Concepts, part of the public domain, or such information is lawfully furnished to IT Concepts by a third party without restriction or disclosure.

          (c) "Inventions" means any and all inventions, improvements, modifications, concepts, ideas, designs, circuits, schematics, formulas, algorithms, trade secrets, works of authorship, mask works, developmental or experimental work, processes, and techniques arising out of or related to the services provided by IT Concepts or its employees or consultants pursuant to in furtherance of this Agreement.

          (d) "Party" or "Parties" means each of IT Concepts, or Identix, or both of them together.

          (e) "Person" means any individual, corporation partnership, business trust, joint venture, association, joint sock company, trust, unincorporated organization, or government or agency or political subdivision thereof.

          (f) "Term" means the term of this Agreement, as defined in Section 9 below.

     2.   Services/Compensation.
          ----------------------

          (a)  Services.  IT Concepts shall perform for Identix the services,
               --------
and afford Identix access to its facilities, as described in Schedule 1.

          (b)  Compensation.  Identix agrees to pay IT Concepts fees, prices and
               ------------
other consideration as set forth in Schedule 1. IT Concepts shall be entitled to no other compensation from Identix for the performance of services hereunder.

          (c)  Management of Relationship.   In responding to and performing the
               ---------------------------
requirements and instructions of Identix hereunder, and accordingly, in managing its resources, development activities and timetables hereunder, IT Concepts shall be entitled to rely on (1) overall strategic and business directions from James P. Scullion, President and COO of Identix, or his designee, and (2) overall technical, engineering and product directions from Daniel F. Maase, Vice President of Identix's Imaging Division.

     3.   Representations and Warranties.  IT Concepts represents and warrants
          ------------------------------
to Identix that:

          (a)  No conflicts.  IT Concepts is not a party to any existing
               ------------
agreement that would prevent it from entering into this Agreement or restrict its obligations or activities under this Agreement, or restrict or affect the rights or benefits of Identix under this Agreement;

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                     Identix Proprietary and Confidential

          (b)  No misappropriation or infringement. The conduct of any business
               -----------------------------------
conducted by IT Concepts does not infringe or constitute a misappropriation of any copyright or trade secret of any other Person, or to the knowledge of IT Concepts, any patent, trademark, or trade names of any other person, and the solutions, designs, services and products provided by IT Concepts under this Agreement are and will be original and will not, to the best knowledge of IT Concepts, infringe upon or misappropriate any patent, copyright, trade secret or other proprietary rights of others;

          (c)  Proprietary rights agreement.  Each employee and consultant of IT
               ----------------------------
Concepts (including employees of Intech, a Russian subsidiary of IT Concepts, "Intech") shall execute a proprietary rights information agreement substantially in the form attached as Schedule 2 hereto; and

          (d)  Personnel.  IT Concepts is in compliance with all federal and
               ---------
state wage, tax and withholding obligations for all current and former employees, whether or not correctly characterized as employees by IT Concepts, including but not limited to personnel characterized as freelancers, consultants, independent contractors, or temporary, casual, or contract employees.

     4.   Covenants.  IT Concepts acknowledges and agrees that:
          ---------

          (a)  Biometric Business.  During the Term, and for a period of two
               ------------------
years after the expiration or termination of this Agreement, IT Concepts shall not perform research, consulting, development or manufacturing services for any other Person in the Biometric Business. Identix understands and agrees that during the Term, IT Concepts may be retained by other Persons which are not engaged in the Biometric Business;

          (b)  Segregation of work.  During the Term, IT Concepts shall
               -------------------
segregate all work done under this Agreement from all work done at, or for, any other Person. In any dealings with third parties IT Concepts shall protect and guard any and all Confidential Information in accordance with the terms of this Agreement;

          (c)  Work Product Retention and Delivery Obligations. IT Concepts
               -----------------------------------------------
shall be obligated to keep, and shall cause Intech to deep, detailed, up-to-date records satisfactory to Identix of any and all ideas for technical solutions, and any and all designs, drawings, schematics, technical data, prototypes inventions, or other intellectual property in progress under this Agreement. In addition to its obligations to segregate such work product as set forth in
Section 4(b), IT Concepts shall be obligated to store such work product in a fireproof location with limited and controlled access thereto so as to preserve the confidentiality of such work product as set forth in this Agreement. Identix may, upon request, conduct reviews of IT Concepts work and record retaining by means of program or technical reviews at IT Concepts facilities or the facilities of Intech. Beginning no later than 30 days following the date first above written and continuing thereafter at least once every month during the term, IT Concepts shall provide Identix with (1) a written summary of all activities and progress respecting all development efforts by IT Concepts and Intech under this Agreement, and (2) copies and duplicates, as the case may be, of any and all ideas for technical solutions, and any and all designs, drawings, schematics, technical data, prototypes, inventions, or other intellectual

                                       3
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                     Identix Proprietary and Confidential

property of work product in progress under this Agreement, regardless of whether such information or work product is being performed or developed in the United States or Russia.

          (d)  Proprietary rights agreement. No later than August 1, 2000,
               ----------------------------
written (1) IT Concepts shall cause each employee and consultant of IT Concepts (including employees of Intech, a Russian subsidiary of IT Concepts) who will provide services to or on behalf of Identix under this Agreement to execute a proprietary rights information agreement substantially in the form attached as
Schedule 2 hereto, and (2) IT Concepts shall deliver all such executed agreement to Identix. IT Concepts shall not permit any employee or consultant who has failed to execute and deliver such an agreement to have access to Confidential Information or to work on Identix projects under this Agreement;

    5.    Confidentiality.   IT Concepts shall hold all Confidential Information
          ---------------
in strict confidence and shall not disclose Confidential Information to any unauthorized Person. Except as required under this Agreement, IT Concepts will never directly or indirectly use, disseminate, disclose, lecture upon, or publish articles concerning, Confidential Information. IT Concepts shall keep, and cause its employees and consultants to keep, separate and segregated from other work, all documents, records, notebooks and correspondence which directly relate to services under this Agreement. All notes, contracts, memoranda, reports, drawings, manuals, materials, files, samples, products, data, and any papers or records of every kind (and any copy of any of the foregoing) which are or shall come into IT Concept's possession (or into the possession of any of its employees or consultants) at any time during the Term related to the business of Identix shall be the sole and exclusive property of Identix, whether or not such items are Confidential Information. This property shall be surrendered to Identix upon termination of the Term or upon request of Identix at any time either during or after the termination of the Term, and no copies, notes, or excerpts thereof shall be retained.

     6.   Inventions.
          ----------

          (a)  Property of Identix.   All Inventions made, conceived, or
               -------------------
completed by IT Concepts, its employees or consultants resulting from work or services performed by IT Concepts, its employees or consultants on behalf of Identix hereunder or from access to Confidential Information or property, whether or not patentable, copyrightable, or qualified for mask work protection, shall be the sole and exclusive property of Identix. IT Concepts here by assigns and agrees to assign to Identix or its designee, without further consideration, all of its right, title, and interest in and to all Inventories, including all rights to obtain, register, perfect, and enforce patents, copyrights, mask work rights, and other intellectual property protection for Inventions.


          (b)  Disclosure, etc. IT Concepts shall, without royalty or any other
               ---------------
further consideration to IT Concepts, but at the expense of Identix: (1) as promptly as known or possessed by IT Concepts, disclose to Identix, and provide tangible copies to Identix, all information with respect to any Inventions; (2) whenever requested by Identix, promptly execute and assign any and all applications, assignments and other instruments which Identix shall deem

                                       4
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                     Identix Proprietary and Confidential

necessary to apply for and obtain copyrights, letters patent, or mask work rights in the United States and in foreign countries, for said Inventions, and convey to Identix or its nominee the sole and exclusive right, title and interest in and to said Inventions or copyrights, mask work rights, parents, or applications for any of the foregoing; and (3) whenever requested by Identix, provide evidence for interference purposes or other legal proceedings and testify in any interference or other legal proceedings which relates to any matters on which IT Concepts has provided services to Identix hereunder.

     7.   Indemnification.   IT Concepts hereby agrees to indemnify and hold
          ---------------
harmless Identix from and against any and all losses, damages, liabilities, claims, judgments, settlements, costs and expenses (including reasonable attorneys' fees) incurred by Identix arising from or relating to (i) any claim made by any past or current employee or consultant of IT Concepts that arises from or relates to such person's employment with or work performed for IT Concepts, or (ii) the breach by IT Concepts of any representations, warranties, covenants or agreements in this Agreement.

     8.   Further Assurances; Access to Documents.  From time to time after the
          ---------------------------------------
date of this Agreement, IT Concepts shall execute, and cause its employees and consultants to execute, such documents and take such other actions requested by Identix as may reasonably be necessary in order to complete the transactions contemplated in this Agreement. In addition, IT Concepts acknowledges that there may be occasions in the future when Identix may need access to certain documentation of Identix maintained by IT Concepts (including, without limitation, technical documentation) in order to conduct their affairs. Accordingly, IT Concepts shall cooperate fully with Identix for the purpose of making available appropriate personnel and documentation, at reasonable times upon reasonable notice. Identix shall be responsible for any out-of-pocket expense incurred by IT Concepts with respect thereto.

     9.   Term and Termination.
          ---------------------

          (a)  Term.   This Agreement shall commence on the date first above
               ----
written and shall expire Sept 1, 2002, or such other date as may be agreed to in writing by the Parties or by operation of this Agreement. This Agreement will automatically renew every year after the date scheduled for expiration for additional one-year terms unless a Party provides the other with notice of its decision not to renew this Agreement no less than 30 days prior to the then scheduled date for expiration of this Agreement. On or prior to 90 days before any scheduled expiration date, the Parties will meet to review the budgets and spending levels identified on the applicable Schedules hereto. The Parties shall amend such Schedules to reflect changes in the budgets and spending levels, if mutually agreed to by the Parties.

          (b)  Termination with or Without Cause. If either Party breaches any
               ---------------------------------
material provision of this Agreement, then the non-breaching Party may give notice to the defaulting Party of such default and if such default is not cured within 30 days of receipt of such notice, then the non-breaching Party shall have the right to terminate this Agreement upon written notice to the other Party.

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                     Identix Proprietary and Confidential

          (c)  Dissolution, etc. Either Party may terminate this Agreement upon
               ----------------
the dissolution or termination of existence of the other, the insolvency of the other, and assignment for the benefit of creditors by the other, the appointment of a trustee or receiver for any part of the other's property or the filing by or against the other of any petition in bankruptcy or under any bankruptcy statute which filing remains undischarged for 30 days.

          (d)  Survival. The provisions of Sections 4(c) (until such time as IT
               --------
Concepts' obligations under Section 5 to surrender to Identix all Confidential Information have been satisfied in full), 5, 6, 7, 8, and 10(a), (c), (d), (f) and (i) shall survive the termination of this Agreement for any reason.


     10.  Miscellaneous.
          -------------

          (a)  Specific Performance.   IT Concepts acknowledges and agrees that
               --------------------
the extent of damages to Identix in the event of a breach of Sections 5, 6 or 8 (will respect to access to records) would be difficult or impossible to ascertain and that there is and will be available to Identix no adequate remedy at law in the event of any such breach. Accordingly, IT Concepts agrees that in the event of such breach, Identix shall be entitled to enforce such Sections by injunctive or other equitable relief in addition to any other relief to which they may be entitled (without the necessity of posting a bond).

          (b)  Notices.   All notices, requests, demands, and other
               -------
communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered by hand delivery or 12 hours after facsimile transmission to the persons identified below or five days after mailing if mailed by certified or registered mail postage prepaid return receipt requested addressed as follows:

          If to Identix:

          Identix Incorporated
          510 N. Pastoria Ave
          Sunnyvale, California 95086
          Attn: President
          Facsimile:  408-739-0178
          Confirmation Number: 408-731-2000

          If to IT Concepts:

          11501 Dublin Boulevard, Bldg 101
          Dublin, CA 94566
          Attn: Naum Pinkhasik, President
          Facsimile:  925-556-6901
          Confirmation Number: 925-558-6900

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                     Identix Proprietary and Confidential

Either party may change its address for notices by notice duly given pursuant to this Section 9(b).

          (c)  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California applicable to contracts entered into a wholly to be performed within the State of California by California residents.

          (d)  Successor and Assigns. This Agreement shall be binding upon and
               ---------------------
inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties. IT Concepts shall not assign this Agreement without the prior written consent of Identix.

          (e)  Counterparts. This Agreement may be signed in counterparts with
               ------------
the same effect as if the signatures of each party were upon a single instruments. All counterparts shall be deemed an original of this Agreement.

          (f)  Severability. If any provision of this Agreement is held to be
               ------------
unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

          (g)  Entire Agreement; Modifications. This Agreement represents the
               -------------------------------
entire understanding between the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, written or oral, with respect to the subject matter hereof. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

          (h)  Independent Contractor.  IT Concepts shall be an independent
               ----------------------
contractor with respect to Identix and shall not be an employee or agent of Identix. IT Concepts shall be entitled to no benefits or compensation except as set forth in this Agreement and shall in no event be entitled to any fringe benefits payable to employees of Identix.

          (i)  Non-waiver.  The failure by any Party to insist upon or enforce
               ----------
strict performance by the other party of any of the terms of this Agreement or to exercise any rights hereunder shall not be construed as a waiver or relinquishment to any extent of its right to assert or rely upon such terms or rights on any future occasion.

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                     Identix Proprietary and Confidential

IN WITNESS WHEREOF, Identix and IT Concepts have executed this Agreement as of the date first above written.

     Identix Incorporated



     By   /s/ D. Maase
       -------------------------------
       Name: Dan Maase
       Title: Vice President

     International Technology Concepts, Inc.



     By   /s/ N. Pinkhasik
       -------------------------------
       Name: Naum Pinkhasik
       Title: President

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